Oppenheimer
Quest Global Value Fund, Inc.

Prospectus dated March 28, 2002

Oppenheimer Quest Global Value Fund, Inc. is a mutual fund that seeks long-term capital appreciation as its goal. It uses a global investment strategy primarily involving common stocks and other equity securities.

This Prospectus contains important information about the Fund's objective, its investment policies, strategies and risks. It also contains important information about how to buy and sell shares of the Fund and other account features. Please read this Prospectus carefully before you invest and keep it for future reference about your account.

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved the Fund's securities nor has it determined that this Prospectus is accurate or complete. It is a criminaloffense to represent otherwise.

890

CONTENTS

                  ABOUT THE FUND

                  The Fund's Investment Objective and Strategies

                  Main Risks of Investing in the Fund

                  The Fund's Past Performance

                  Fees and Expenses of the Fund

                  About the Fund's Investments

                  How the Fund is Managed

                  ABOUT YOUR ACCOUNT

                  How to Buy Shares
                  Class A Shares
                  Class B Shares
                  Class C Shares
                  Class N Shares

                  Special Investor Services
                  AccountLink
                  PhoneLink
                  OppenheimerFunds Internet Web Site
                  Retirement Plans

                  How to Sell Shares
                  By Mail
                  By Telephone

                  How to Exchange Shares

                  Shareholder Account Rules and Policies

                  Dividends, Capital Gains and Taxes

                  Financial Highlights

ABOUT THE FUND

The Fund's Investment Objective and Strategies

WHAT IS THE FUND'S INVESTMENT OBJECTIVE? The Fund seeks long-term capital appreciation.

WHAT  DOES THE FUND  MAINLY  INVEST  IN?  The Fund  invests  mainly in common  stocks,  and can also buy other  equity securities  such as preferred  stocks and  securities  convertible  into common  stock,  of issuers that the portfolio managers believe are undervalued in the  marketplace.  Under normal market  conditions,  the Fund invests at least 65%
of its total assets in equity  securities  in at least three  countries,  one of which may be the U.S. The Fund is not required to invest a set percentage of its assets in any one country or region.

         The Fund  does not seek  current  income as part of its  objective  and may hold  debt  securities  for their appreciation possibilities. These investments are more fully explained in "About the Fund's Investments," below.

HOW DO THE PORTFOLIO  MANAGERS  DECIDE WHAT  SECURITIES TO BUY OR SELL? In selecting  securities  for purchase or sale by the Fund,  the Fund's  portfolio  managers,  who are employed by the  Sub-Advisor,  OpCap  Advisors,  use a "value"
approach to investing.  They search for  securities of companies  believed to be undervalued  in the  marketplace,  in relation to factors  such as a company's  assets,  earnings,  growth  potential  and cash flows.  This process and the inter-relationship  of the factors  used may change over time and its  implementation  may vary in  particular  cases.
Currently, the selection process includes the following techniques:

     o   A "bottom up"  analytical  approach,  focusing on the  performance  of individual  stocks before  considering overall  economic or  industry  trends,  evaluating  each  issuer's  characteristics,  financial  results and management.
     o   A search for  securities of  established  companies  believed to be  undervalued  and having a high return on capital,  strong management  committed to shareholder  value, and strong  competitive  positions within their industries.
     o   Ongoing  monitoring  of issuers  for  fundamental  changes in the  company  that  might  alter the  portfolio managers' initial expectations about the security and might result in a decision to sell the security.

WHO IS THE FUND DESIGNED  FOR? The Fund is designed for investors  seeking  capital  appreciation  over the long term.
Those investors  should be willing to assume the risk of short-term  share price  fluctuations  that are typical for a fund emphasizing  investments in equity securities.  Since the Fund's income level will fluctuate,  it is not designed for investors  needing current  income.  Because of its focus on long-term  growth,  the Fund may be appropriate for a portion of an investor's retirement plan.  The Fund is not a complete investment program.

Main Risks of Investing in the Fund

All  investments  have risks to some  degree.  The Fund's  investments  are  subject to changes in their  value from a number of factors  described  below.  There is also the risk that poor  security  selection  by the  Sub-Advisor  will cause the Fund to  underperform  other funds  having a similar  objective.  As an  example,  the  portfolio  managers'
"value"  approach to  investing  could result in fewer Fund  investments  in stocks that become  highly  valued by the marketplace  during times of rapid market  advances.  This could cause the Fund to underperform  other funds that seek capital appreciation but that employ a growth or non-value approach to investing.

RISKS OF INVESTING  IN STOCKS.  Stocks  fluctuate in price,  and their  short-term  volatility  at times may be great.
Because the Fund  currently  emphasizes  investments  in stocks and other equity  securities,  the value of the Fund's portfolio  will be  affected by changes in the stock  markets in which it invests.  Market risk will affect the Fund's net asset values per share,  which will fluctuate as the values of the Fund's portfolio  securities  change. A variety of factors  can  affect the price of a  particular  stock and the prices of  individual  stocks do not all move in the same direction  uniformly or at the same time.  Different  stock markets may behave  differently  from each other.  In particular,  because the Fund can buy both foreign stocks and stocks of U.S.  issuers,  it will be affected by changes in domestic and foreign stock markets.

         Other factors can affect a particular  stock's price,  such as poor earnings  reports by the issuer,  loss of major customers,  major litigation against the issuer, or changes in government  regulations affecting the issuer. The
Fund invests  mainly in  securities  of large  capitalization  companies but it can also invest in stocks of small and medium-size companies, which may have more volatile prices than stocks of larger companies.

RISKS OF VALUE  INVESTING.  In using a value  investing  style,  there is the risk that the market will not  recognize that the  securities  selected  are  undervalued  and they might not  appreciate  in value in the way the  Sub-Advisor anticipates.

RISKS OF FOREIGN  INVESTING.  The Fund can buy  securities  of companies in developed and emerging  markets.  The Fund can invest as much as 100% of its assets in foreign  securities,  although  normally  it expects to invest in domestic securities as well.

         While foreign  securities offer special  investment  opportunities,  there are also special risks. The change in value of a foreign  currency  against the U.S.  dollar will result in a change in the U.S.  dollar value of foreign securities.  Foreign issuers are not subject to the same accounting and disclosure  requirements  that U.S.  companies are subject to. The value of foreign  investments may be affected by exchange  control  regulations,  expropriation or nationalization of a company's assets,  foreign taxes,  delays in settlement of transactions,  changes in governmental economic or monetary policy in the U.S. or abroad, or other political and economic factors.

HOW RISKY IS THE FUND OVERALL?  The risks described above  collectively  form the overall risk profile of the Fund and can affect the value of the Fund's  investments,  its investment  performance and the price of its shares.  Particular investments and investment  strategies  also have risks.  These risks mean that you can lose money by investing in the
Fund. When you redeem your shares,  they may be worth more or less than what you paid for them.  There is no assurance that the Fund will achieve its investment objective.

In the short term, the stock markets can be volatile,  particularly in emerging markets,  and the prices of the Fund's shares will go up and down.  The Fund's  investments in foreign  securities  subject it to risks that funds that focus on domestic securities do not have. In the  OppenheimerFunds  spectrum,  the Fund may be less volatile than funds that emphasize  investments  in emerging  markets or small-cap  stocks but has greater risks than funds that invest in both stocks and investment grade bonds.

An  investment  in the Fund is not a deposit  of any bank and is not  insured or  guaranteed  by the  Federal  Deposit
Insurance Corporation or any other government agency.

The Fund's Past Performance

The bar chart and table  below  show one  measure of the risks of  investing  in the Fund,  by showing  changes in the
Fund's  performance (for its Class A shares),  both before and after taxes, from year to year for the last 10 calendar years and by showing how the average  annual  total  returns of the Fund's  shares  compare to those of a  broad-based market index. The after-tax  returns shown for Class A shares are calculated using the historical  highest  individual federal  marginal  income tax rates in effect  during the  periods  shown,  and do not  reflect the impact of state or local taxes. The after-tax  returns are shown for Class A shares only and the after-tax  returns for the other classes of shares will vary. The after-tax  returns are  calculated  based on certain  assumptions  mandated by regulation and your actual after-tax returns may differ from those shown,  depending on your individual tax situation.  The after-tax returns set forth below are not relevant to investors  who hold their fund shares  through  tax-deferred  arrangements such as  401(k)  plans  or IRAs  or to  institutional  investors  not  subject  to tax.  The  Fund's  past  investment performance, before and after taxes, is not necessarily an indication of how the Fund will perform in the future.

Annual Total Returns (Class A) (as of 12/31 each year)

[See appendix to prospectus for date in bar chart showing annual total returns]

Sales charges and taxes are not included in the  calculations  of return in this bar chart,  and if those charges were included, the returns would be less than those shown.
During the period shown in the bar chart, the highest return (not annualized) for a calendar quarter was 14.79%
(4 Q' 98) and the lowest return (not annualized) for a calendar quarter was -14.36% (3 Q'98).

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Average  Annual  Total  Returns  for  the  1 Year (or life of   5 Years (or life of class     10 Years (or life of
periods ended December 31, 2001              class if less)              if less)                class, if less)

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Class A Shares (inception: 7/2/90)                                        5.90%                       9.46%
   Retrun Before Taxes                           -19.00%                  3.83%                       7.31%
   Return After Taxes on                         -19.00%
Distributions       Return After Taxes              -11.57%               4.46%                       7.22%
on Distributions       and Sales of Fund
Shares

----------------------------------------------------------------------------------------------------------------------
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Morgan  Stanley   Capital   International
World Index1  (reflects no deduction  for        -16.52%                  5.74%                       8.52%
fees, expenses or taxes)

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----------------------------------------------------------------------------------------------------------------------

Class B Shares (inception: 9/1/93)               -18.89%                  6.30%                       9.07%

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Class C Shares (inception 9/1/93)                -15.46%                  6.59%                       8.87%

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---------------------------------------- --------------------- ----------------------- -----------------------

Class N Shares (inception 3/1/01)              -11.03%2                 N/A                     N/A

---------------------------------------- --------------------- ----------------------- -----------------------

1.       From 12/31/91.
2.       Total return for Class N shares are cumulative and are not annualized.
The Fund's  average  annual total  returns in the table  include the  applicable  sales  charge:  Class A, the current maximum  initial sales charge of 5.75%;  for Class B, the  contingent  deferred sales charges of 5% (1-year) and 2% (5 years);  and for Class C and Class N the 1% contingent  deferred sales charge for the 1-year period for Class C shares and  life-of-class  period  for Class N  shares.  Because  Class B shares  convert  to Class A shares 72 months  after purchase,  Class B "life-of-class"  performance does not include any contingent deferred sales charge and uses Class A performance for the period after conversion.
The Fund's returns measure the  performance of a hypothetical  account and assume that all dividends and capital gains distributions  have been  reinvested in additional  shares.  The  performance of the Fund's Class A shares is compared to the  Morgan  Stanley  Capital  International  World  Index,  an  unmanaged  index of  issuers  listed  on the stock exchanges of 22 foreign  countries  and the United  States,  which is widely  recognized  as a measure of global stock market  performance.  The index performance does not reflect  transaction  costs and the Fund's  investments vary from those in the index.

Fees and Expenses of the Fund

The Fund pays a variety of expenses  directly  for  management  of its  assets,  administration,  distribution  of its shares and other  services.  Those  expenses are  subtracted  from the Fund's assets to calculate the Fund's net asset values  per  share.  All  shareholders  therefore  pay those  expenses  indirectly.  Shareholders  pay other  expenses directly,  such as sales  charges  and  account  transaction  charges.  The  following  tables  are  meant to help you understand  the fees and expenses you may pay if you buy and hold shares of the Fund.  The numbers  below are based on the Fund's expenses during its fiscal year ended November 30, 2001.

  Shareholder Fees (charges paid directly from your investment):

------------------------------ ----------------------- ------------------------ ------------------------ ------------------------
                                   Class A Shares          Class B Shares           Class C Shares             Class N Shares
------------------------------ ----------------------- ------------------------ ------------------------ ------------------------
------------------------------ ----------------------- ------------------------ ------------------------ ------------------------
Maximum Sales Charge (Load)
on purchases                           5.75%                    None                     None                     None
(as % of offering price)
------------------------------ ----------------------- ------------------------ ------------------------ ------------------------
------------------------------ ----------------------- ------------------------ ------------------------ ------------------------
Maximum Deferred Sales
Charge (Load) (as % of the
lower of the original                  None1                     5%2                      1%3                      1%4
offering price or redemption
proceeds)
------------------------------ ----------------------- ------------------------ ------------------------ ------------------------

1.       A contingent  deferred  sales charge may apply to  redemptions of investments of $1 million or more ($500,000 for certain retirement plan accounts) of Class A shares. See "How to Buy Shares" for details.

2.       Applies to redemptions in first year after purchase.  The contingent  deferred sales charge declines to 1% in the sixth year and is eliminated after that.
3.       Applies to shares redeemed within 12 months of purchase.
4.       Applies to shares redeemed within eighteen (18) months of retirement plan's first purchase.

Annual Fund Operating Expenses (deducted from Fund assets):
(% of average daily net assets)

----------------------------- --------------------- ------------------------ ----------------------- ------------------------
                                 Class A Shares         Class B Shares           Class C Shares         Class N Shares
----------------------------- --------------------- ------------------------ ----------------------- ------------------------
---------------------------- ---------------------- ------------------------ ----------------------- ------------------------

Management Fees                      0.75%                   0.75%                   0.75%                    0.75%

---------------------------- ---------------------- ------------------------ ----------------------- ------------------------
---------------------------- ---------------------- ------------------------ ----------------------- ------------------------

Distribution and/or
Service (12b-1) Fees                 0.40%                   1.00%                   1.00%                    0.50%

---------------------------- ---------------------- ------------------------ ----------------------- ------------------------
---------------------------- ---------------------- ------------------------ ----------------------- ------------------------

Other Expenses                       0.56%                   0.56%                   0.56%                    0.56%

---------------------------- ---------------------- ------------------------ ----------------------- ------------------------
---------------------------- ---------------------- ------------------------ ----------------------- ------------------------

Total Annual Operating
Expenses                             1.71%                   2.31%                   2.31%                    1.81%

---------------------------- ---------------------- ------------------------ ----------------------- ------------------------

Effective January 1, 2002 the asset-based sales charge rate for Class A shares has been voluntarily reduced to 0.10%
(as to Class A shares purchased on and after September 1, 1993) resulting in a 12b-1 fee of 0.35%, and remains at
0.15% (as to Class A shares purchased prior to September 1, 1993), in each case on average annual net assets representing Class A shares of the Fund.  The rates formerly in effect as to Class A shares purchased prior to
September 1, 1993 as of January 1, 2000 and 2001 were 0.20% and 0.15% respectively. The Board can set the rate up to
0.25% of average annual net assets under the Distribution and Service Plan for Class A shares.   Expenses may vary
in future years. "Other Expenses" include transfer agent fees, custodial expenses, and accounting and legal expenses the Fund pays.

EXAMPLES.  The  following  examples  are  intended to help you compare the cost of investing in the Fund with the cost of investing  in other mutual  funds.  The  examples  assume that you invest  $10,000 in a class of shares of the Fund for the time periods indicated and reinvest your dividends and distributions.

         The first  example  assumes  that you  redeem  all of your  shares at the end of those  periods.  The  second example  assumes that you keep your shares.  Both examples also assume that your  investment has a 5% return each year and that the class's  operating  expenses remain the same.  Your actual costs may be higher or lower because  expenses will vary over time. Based on these assumptions your expenses would be as follows:

------------------------------------ --------------------- -------------------- ------------------ -------------------
If shares are redeemed:                     1 Year               3 Years             5 Years           10 Years1
------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class A Shares                               $739                $1,083              $1,450              $2,478

------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class B Shares                               $734                $1,021              $1,435              $2,359

------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class C Shares                               $334                 $ 721              $1,235              $2,646

------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class N Shares                               $284                 $ 569               $ 980              $2,127

------------------------------------ --------------------- -------------------- ------------------ -------------------

------------------------------------ --------------------- -------------------- ------------------ -------------------
If shares are not redeemed:                 1 Year               3 Years             5 Years           10 Years1
------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class A Shares                              $ 739                $1,083              $1,450              $2,478

------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class B Shares                              $ 234                 $ 721              $1,235              $2,359

------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class C Shares                              $ 234                 $ 721              $1,235              $2,646

------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class N Shares                              $ 184                 $ 569               $ 980              $2,127

------------------------------------ --------------------- -------------------- ------------------ -------------------
In the first example,  expenses  include the initial sales charge for Class A and the  applicable  Class B, Class C or
Class N contingent deferred sales charges.  In the second example,  the Class A expenses include the sales charge, but
Class B, Class C and Class N expenses do not include the contingent deferred sales charges.
1.       Class B expenses  for years 7 through 10 are based on Class A expenses,  since  Class B shares  automatically convert to Class A 72 months after purchase.

About the Fund's Investments

THE FUND'S PRINCIPAL  INVESTMENT  POLICIES.  The allocation of the Fund's  portfolio among different  investments will vary over time based upon the  evaluation  of individual  issuers and economic and market  trends by the  Sub-Advisor.
The Fund's  portfolio  might not always  include  all of the  different  types of  investments  described  below.  The
Statement of Additional  Information  contains  more detailed  information  about the Fund's  investment  policies and risks.

         The Manager has engaged the Sub-Advisor,  OpCap Advisors, to select securities for the Fund's portfolio.  The
Sub-Advisor  tries to reduce risks by carefully  researching  securities before they are purchased and by diversifying the Fund's  investments.  That means the Fund does not hold a  substantial  percentage of the stock of any one company and does not invest too great a  percentage  of its assets in any one  company.  Also,  the Fund does not  concentrate
25% or more of its investments in any one industry.

         However,  changes in the overall  market prices of securities  and the income they pay can occur at any time.
The share price of the Fund will change daily based on changes in market prices of securities  and market  conditions, and in response to other economic events.

Stock and Other Equity Investments.  The Fund invests primarily in a diversified  portfolio of common stocks and other equity  securities of U.S. and foreign issuers.  There is no requirement that the Fund invest in securities of issuers of a particular market capitalization range.

         At times,  the Fund may  increase the relative  emphasis of its  holdings of the  securities  of issuers in a particular industry, or of a particular  capitalization or a range of capitalizations,  depending on the Sub-Advisor's judgment  about  market  and  economic  conditions.  While  some  convertible  securities  are  debt  securities,  the
Sub-Advisor  considers some of them to be "equity  equivalents"  because of the conversion feature.  Therefore,  their rating has less impact on the  investment  decision than in the case of other debt  securities.  The ratings  criteria the Fund applies to its investments in debt securities, described below, apply to the convertible securities it buys.

CAN THE FUND'S  INVESTMENT  OBJECTIVE AND POLICIES  CHANGE?  The Fund's Board of Directors can change  non-fundamental investment  policies without  shareholder  approval,  although  significant changes will be described in amendments to this Prospectus.  Fundamental  policies cannot be changed without the approval of a majority of the Fund's outstanding voting shares.  The Fund's  investment  objective is a fundamental  policy.  Other  investment  restrictions  that are fundamental  policies are listed in the Statement of Additional  Information.  An investment policy is not fundamental unless this Prospectus or the Statement of Additional Information says that it is.

OTHER INVESTMENT  STRATEGIES.  To seek its investment  objective,  the Fund can also use the investment techniques and strategies  described below.  These  techniques have certain risks,  although some are designed to help reduce overall investment  or market  risks.  The  Sub-Advisor  might not always use all of the  different  types of  techniques  and investments described below.

Industry  Focus.  At times the Fund may increase the relative  emphasis of its  investments  in stocks of companies in a single  industry.  Stocks of  issuers in a  particular  industry  may be  affected  by changes in  economic conditions or by changes in government  regulations,  availability of basic  resources or supplies,  or other events that affect that industry  more than others.  To the extent that the Fund is  emphasizing  investments in a particular industry, its share values may fluctuate in response to events affecting that industry.

Debt  Securities.  The debt securities the Fund buys may be rated by nationally  recognized  rating  organizations  or they may be unrated securities  assigned an equivalent rating by the Sub-Advisor.  The Fund's investments may be rated  investment grade or below investment  grade in credit quality.  "Investment  grade"  securities are rated "Baa " or higher by Moody's  Investors  Service or "BBB" by Standard & Poor's Rating Service,  or which have  comparable  ratings by other  ratings  organizations.  The  Sub-Advisor  may assign a rating to unrated securities, in categories comparable to those of a rating organization.

U.S. Government  Securities.  The Fund can invest in U.S. Government  securities that are U.S. Treasury securities and securities  issued or  guaranteed  by U.S.  Government  agencies or  federally-chartered  corporate  entities referred to as instrumentalities of the U.S. Government,  such as collateralized  mortgage obligations (CMOs)
         and other  mortgage-related  securities.  U.S. Treasury securities are backed by the full faith and credit of the U.S.  Government and are subject to little credit risk.  Government  agency  securities  have  relatively little credit risk.

Money  Market  Instruments.  For  liquidity  and  defensive  purposes,  the Fund  can also  invest  in  "money  market instruments."  These are U.S.  Government  securities and  high-quality  corporate debt  securities  having a remaining maturity of one year or less. They also include  commercial paper, other short-term  corporate debt obligations, certificates of deposit, bankers' acceptances and repurchase agreements.

Investing in Small,  Unseasoned  Companies.  The Fund can invest up to 5% of its total assets in  securities of small, unseasoned  companies.  These are companies that have been in continuous operation for less than three years, counting the operations of any predecessors.  These securities may have limited  liquidity,  so that the Fund could have difficulty  selling them at an acceptable  price when it wants to. The prices of these  securities may be very volatile.

Investing  in Other  Investment  Companies.  The Fund can  invest  up to 10% of its  total  assets  in shares of other investment  companies.  It can invest up to 5% of its total assets in any one investment  company (but cannot own more  than 3% of the  outstanding  voting  stock of that  company).  These  limits do not apply to shares acquired in a merger,  consolidation,  reorganization or acquisition of another investment  company.  Because the Fund would be subject to its ratable  share of the other  investment  company's  expenses,  the Fund will not make these investments  unless the Sub-Advisor  believes that the potential  investment  benefits justify the added costs and expenses.

Illiquid and Restricted  Securities.  Investments  may be illiquid  because they do not have an active trading market, making it difficult to value them or sell them quickly at an acceptable  price.  A restricted  security has a contractual  restriction  on its  resale  or  cannot  be sold  publicly  until  it is  registered  under  the
         Securities  Act of 1933.  The Fund cannot  invest  more than 15% of its net assets in illiquid or  restricted
         securities.   Certain  restricted  securities  that  are  eligible  for  resale  to  qualified  institutional purchasers  may not be subject to that  limit.  The  Manager  and  Sub-Advisor  monitor  holdings of illiquid securities on an ongoing basis to determine whether to sell any holdings to maintain adequate liquidity.

Portfolio  Turnover.  A change in the  securities  held by the Fund is known as  "portfolio  turnover".  The Fund does not expect to engage  frequently  in  short-term  trading  to try to achieve  its  objective.  Portfolio  turnover affects  brokerage  costs  the  Fund  pays.  If the Fund  realizes  capital  gains  when it  sells  its  portfolio investments,  it must generally pay those gains out to shareholders,  increasing their taxable distributions.  The
    Financial Highlights table shows the Fund's portfolio turnover rates during prior fiscal years.

Loans of Portfolio  Securities.  The Fund can lend its portfolio  securities to certain types of brokers,  dealers and institutional  borrowers under lending  guidelines  approved by the Fund's Board of Directors.  Loans must be fully  collateralized  and are subject to regulatory  limitations.  The value of  securities  loaned must not exceed  one third of the  Fund's  total  assets.  There are risks in  lending  securities,  such as delays in receiving additional collateral to secure a loan or in recovering the loaned securities.

Hedging.  The Fund can buy and sell certain kinds of futures  contracts  and put and call options,  and can enter into forward  contracts.  These  are all  referred  to as  "hedging  instruments."  The  Fund is not  required  to use hedging  instruments to seek its goal.  While it does use forward  contracts to attempt to hedge foreign currency risks,  it does not make  extensive use of other hedging  instruments.  It does not use hedging  instruments  for speculative purposes, and has limits on its use of them.

     Some  of  these  strategies  would  hedge  the  Fund's  portfolio  against  price  fluctuations.   Other  hedging
     strategies,  such as buying  futures  and call  options,  would  tend to  increase  the  Fund's  exposure  to the securities  market.  Forward  contracts are used to try to manage  foreign  currency  risks on the Fund's foreign investments.  Foreign  currency  options could be used to try to protect against  declines in the dollar value of foreign  securities  the Fund  owns,  or to protect  against an  increase  in the dollar  cost of buying  foreign securities.  Option trading  involves the payment of premiums and has special tax effects on the Fund.  There are special risks in particular hedging strategies.

     Hedging  involves  risks.  If the  Sub-Advisor  used a  hedging  instrument  at the wrong  time or judged  market conditions  incorrectly,  the hedge might be  unsuccessful  and the strategy could reduce the Fund's return.  The
     Fund could also  experience  losses if the prices of its futures and options  positions were not correlated  with its other investments or if it could not close out a position because of an illiquid market.

Temporary Defensive  Investments.  In times of adverse or unstable market or economic conditions,  the Fund can invest up to 100% of its  assets in  temporary  defensive  investments.  Generally  they  would be  short-term  U.S.
         Government  securities  and the types of money market  instruments  described  above.  To the extent the Fund invests  defensively  in these  securities,  it  might  not  achieve  its  investment  objective  of  capital appreciation.

How the Fund Is Managed

THE MANAGER.  The Manager  chooses the Fund's  investments  and handles its day-to-day  business.  The Manager carries out its duties  subject to the policies  established  by the Fund's Board of Directors,  under an investment  advisory agreement  that states the Manager's  responsibilities.  The  agreement  sets the fees paid by the Fund to the Manager and  describes  the expenses  that the Fund is  responsible  to pay to conduct its  business.  The Manager  became the
Fund's investment advisor on November 22, 1995.

         The  Manager has been an  investment  advisor  since  January  1960.  The  Manager  (including  subsidiaries)
managed more than $120 billion of assets as of December 31, 2001 including  other  Oppenheimer  funds with more than 5 million shareholder accounts.  The Manager is located at 498 Seventh Avenue, New York, New York 10018.

The Manager's Fees. Under the investment  advisory  agreement,  the Fund pays the Manager an advisory fee at an annual rate that  declines as the Fund's assets grow:  0.75% of the first $400 million of average  annual net assets of the Fund,  0.70% of the next  $400  million,  and 0.65% of  average  annual  net  assets in excess of $800 million.  The Fund's  management  fee for its last fiscal year ended  November  30, 2001 was 0.75% of average annual net assets for each class of shares.

         Under a separate  administration  agreement,  the Manager  provides  administrative  services to the Fund and handles its business affairs at a fee of 0.25% of the Fund's average daily net assets.

The  Sub-Advisor.  On November  22,  1995,  the Manager  retained  the  Sub-Advisor  to provide  day-to-day  portfolio management  for the Fund.  Prior to that date, and from the inception of the Fund,  the  Sub-Advisor  (or its parent) had been the Fund's  investment  advisor.  The Sub-Advisor  has operated as an investment  advisor to investment  companies  and other  investors  since its  organization  in 1987.  As of December 31, 2001,  the
         Sub-Advisor or its parent  Oppenheimer  Capital advised accounts having assets in excess of $36 billion.  The
         Sub-Advisor is located at 1345 Avenue of the Americas, 49th Floor, New York,  New York 10105-4800.

         The Manager,  not the Fund, pays the Sub-Advisor an annual fee under the Sub-Advisory  Agreement  between the
         Manager and the  Sub-Advisor.  The fee is  calculated  as a percentage of the fees the Fund pays the Manager.
         The rate is 40% of the advisory and  administrative  fees collected by the Manager based on the net assets of the Fund as of November 22, 1995,
         and 30% of the fees collected by the Manager on assets in excess of that amount.

         The Sub-Advisor is wholly-owned by Oppenheimer  Capital LLC, which is wholly-owned by Allianz  Dresdner Asset
         Manager of  America  L.P.  The  general  partner  of Allianz  Dresdner  Asset  Manager  of  America  L.P.  is
         Allianz-PacLife  Partners LLP.  Allianz AG has majority  ownership of, and controls,  Allianz  Dresdner Asset
         Management of America L.P. and its subsidiaries, including Oppenheimer Capital and the Sub-Advisor.

Portfolio  Managers.  The portfolio managers of the Fund,  Richard J. Glasebrook,  II and Elisa Mazen, are employed by the  Sub-Advisor.  Mr.  Glasebrook  is  responsible  for the  day-to-day  management  of the Fund's  domestic portfolio and Ms. Mazen is responsible for its foreign  portfolio.  Mr.  Glasebrook is a Managing Director of
         Oppenheimer  Capital,  the immediate parent company of the Sub-Advisor,  and has been a portfolio manager for the Fund  since  1991.  Ms.  Mazen,  is also a  Managing  Director  of  Oppenheimer  Capital,  and has been a portfolio manager at Oppenheimer Capital since 1994.

ABOUT YOUR ACCOUNT

How to Buy Shares

HOW  DO  YOU  BUY  SHARES?   You  can  buy  shares  several  ways,  as  described  below.   The  Fund's   Distributor,
OppenheimerFunds  Distributor,  Inc., may appoint certain servicing agents to accept purchase (and redemption) orders.
The Distributor, in its sole discretion, may reject any purchase order for the Fund's shares.

Buying Shares Through Your Dealer.  You can buy shares through any dealer,  broker, or financial  institution that has a sales  agreement  with the  Distributor.  Your  dealer will place your order with the  Distributor  on your behalf.

Buying Shares Through the  Distributor.  Complete an  OppenheimerFunds  New Account  Application  and return it with a check payable to "OppenheimerFunds  Distributor,  Inc." Mail it to P.O. Box 5270, Denver,  Colorado 80217. If
         you don't list a dealer on the  application,  the  Distributor  will act as your agent in buying the  shares.
         However,  we recommend that you discuss your investment  with a financial  advisor before you make a purchase to be sure that the Fund is appropriate for you.

     o   Paying by Federal  Funds Wire.  Shares  purchased  through the  Distributor  may be paid for by Federal Funds wire. The minimum  investment is $2,500.  Before sending a wire,  call the  Distributor's  Wire Department at
         1.800.525.7048 to notify the Distributor of the wire, and to receive further instructions.

     o   Buying Shares Through OppenheimerFunds AccountLink.  With AccountLink,  shares are purchased for your account by electronic  fund transfer from your bank account  through the Automated  Clearing House (ACH) system.  You can provide those instructions  automatically,  under an Asset Builder Plan, described below, or by telephone instructions using  OppenheimerFunds  PhoneLink,  also described below. Please refer to "AccountLink,"  below for more details.

     o   Buying  Shares  Through  Asset  Builder  Plans.  You may  purchase  shares of the Fund (and up to four  other
         Oppenheimer  funds)  automatically  each month from your  account  at a bank or other  financial  institution under  an Asset  Builder  Plan  with  AccountLink.  Details  are in the  Asset  Builder  Application  and the
         Statement of Additional Information.

HOW MUCH  MUST YOU  INVEST?  You can buy Fund  shares  with a  minimum  initial  investment  of  $1,000.  You can make additional  investments  at any time with as little  as $25.  There are  reduced  minimum  investments  under  special investment plans.

     o   With Asset Builder Plans,  403(b) plans,  Automatic Exchange Plans and military allotment plans, you can make initial and subsequent  investments for as little as $25. You can make  additional  purchases of at least $25 through AccountLink.

     o   Under retirement plans, such as IRAs, pension and  profit-sharing  plans and 401(k) plans, you can start your account  with as  little  as $250.  If your IRA is  started  under an Asset  Builder  Plan,  the $25  minimum applies. Additional purchases may be as little as $25.

     o   The  minimum  investment  requirement  does  not  apply  to  reinvesting  dividends  from  the  Fund or other
         Oppenheimer  funds (a list of them appears in the  Statement of Additional  Information,  or you can ask your dealer or call the Transfer Agent), or reinvesting  distributions  from unit investment trusts that have made arrangements with the Distributor.

AT WHAT PRICE ARE SHARES SOLD?  Shares are sold at their offering  price,  which is the net asset value per share plus any initial  sales  charge that  applies.  The offering  price that  applies to a purchase  order is based on the next calculation  of the net asset value per share that is made after the  Distributor  receives the purchase  order at its offices  in  Colorado,  or after  any  agent  appointed  by the  Distributor  receives  the  order and sends it to the
Distributor.

Net asset  value.  The Fund  calculates  the net asset  value of each  class of shares as of the close of The New York
         Stock  Exchange,  on each day the Exchange is open for trading  (referred to in this Prospectus as a "regular business  day").  The Exchange  normally  closes at 4:00 P.M.,  New York time,  but may close earlier on some days. All references to time in this Prospectus mean "New York time".

         The net asset value per share is  determined by dividing the value of the Fund's net assets  attributable  to a class by the  number of shares of that  class that are  outstanding.  To  determine  net asset  value,  the
         Fund's Board of Directors  has  established  procedures to value the Fund's  securities,  in general based on market value.  The Board has adopted special  procedures for valuing  illiquid and restricted  securities and obligations  for which market values cannot be readily  obtained.  Because some foreign  securities may trade in markets and on exchanges  that operate on U.S.  holidays  and  weekends,  the values of some of the Fund's foreign investments may change significantly on days when investors cannot buy or redeem shares.

         If, after the close of the principal  market on which a security  held by the fund is traded,  and before the time the Fund's  securities  are priced that day, an event  occurs that the Manager  deems  likely to cause a material  change in the value of such  security,  the Fund's Board of Directors has  authorized  the Manager, subject to the Board's review, to ascertain a fair value for such security.

The  offering  price.  To receive  the  offering  price for a  particular  day, in most cases the  Distributor  or its designated  agent must  receive  your order by the time of day The New York Stock  Exchange  closes that day.
         If your  order is  received  on a day when the  Exchange  is closed or after it has  closed,  the order  will receive the next offering price that is determined after your order is received.

Buying through a dealer.  If you buy shares  through a dealer,  your dealer must receive the order by the close of The
         New York Stock Exchange and transmit it to the  Distributor so that it is received  before the  Distributor's close of business on a regular  business  day  (normally  5:00 P.M.) to receive  that day's  offering  price.
         Otherwise, the order will receive the next offering price that is determined.

----------------------------------------------------------------------------------------------------------------------
WHAT  CLASSES OF SHARES DOES THE FUND OFFER?  The Fund offers  investors  four (4)  different  classes of shares.  The different  classes of shares  represent  investments in the same portfolio of securities,  but the classes are subject to different  expenses and will likely have different share prices.  When you buy shares, be sure to specify the class of shares.  If you do not choose a class, your investment will be made in Class A shares.
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Class A Shares.  If you buy Class A shares,  you pay an initial  sales  charge (on  investments  up to $1 million  for regular  accounts or $500,000 for certain  retirement  plans).  The amount of that initial  sales charge will vary  depending  on the  amount you  invest.  The sales  charge  rates are listed in "How Can You Buy Class A
         Shares?" below.  There is also an asset-based sales charge on Class A shares.
----------------------------------------------------------------------------------------------------------------------
Class B Shares.  If you buy  Class B shares,  you pay no sales  charge  at the time of  purchase,  but you will pay an annual  asset-based  sales  charge.  If you sell  your  shares  within  six years of  buying  them,  you will normally pay a contingent  deferred sales charge.  That contingent  deferred sales charge varies depending on how long you own your shares, as described in "How Can You Buy Class B Shares?" below.
----------------------------------------------------------------------------------------------------------------------
Class C Shares.  If you buy  Class C shares,  you pay no sales  charge  at the time of  purchase,  but you will pay an annual  asset-based  sales  charge.  If you sell your  shares  within 12  months  of  buying  them,  you will normally  pay a  contingent  deferred  sales  charge of 1%, as described in "How Can You Buy Class C Shares?"
         below.
----------------------------------------------------------------------------------------------------------------------

Class N Shares. If you buy Class N shares (available only through certain  retirement  plans), you pay no sales charge at the time of  purchase,  but you will pay an annual  asset-based  sales  charge.  If you sell  your  shares within 18  months of the  retirement  plan's  first  purchase  of Class N  shares,  you may pay a  contingent deferred sales charge of 1.0%, as described in "How Can You Buy Class N Shares?" below.

WHICH CLASS OF SHARES  SHOULD YOU CHOOSE?  Once you decide that the Fund is an  appropriate  investment  for you,  the decision  as to which  class of shares is best  suited to your needs  depends  on a number of factors  that you should discuss with your  financial  advisor.  Some factors to consider are how much you plan to invest and how long you plan to hold your investment.  If your goals and objectives  change over time and you plan to purchase  additional  shares, you should  re-evaluate  those factors to see if you should  consider  another class of shares.  The Fund's  operating costs that apply to a class of shares and the effect of the different  types of sales charges on your  investment will vary your investment results over time.

         The discussion  below is not intended to be investment  advice or a  recommendation,  because each investor's financial  considerations  are  different.  Of course,  these  examples are based on  approximations  of the effect of current sales charges and expenses  projected  over time, and do not detail all of the  considerations  in selecting a class of shares.  You should analyze your options  carefully  with your  financial  advisor before making that choice.
The  discussion  below  assumes that you will purchase  only one class of shares,  and not a combination  of shares of different classes.

How Long Do You Expect to Hold Your  Investment?  While future  financial  needs cannot be predicted  with  certainty, knowing how long you expect to hold your  investment  will assist you in selecting the  appropriate  class of shares.  Because of the effect of  class-based  expenses,  your  choice will also depend on how much you plan to invest.  For example,  the reduced  sales charges  available  for larger  purchases of Class A shares may, over time,  offset the effect of paying an initial  sales charge on your  investment,  compared to the effect over time of higher  class-based  expenses  on shares of Class B,  Class C or Class N. For  retirement  plans that qualify to purchase  Class N shares,  Class N shares will  generally be more  advantageous  than Class B and Class C shares.

     o   Investing  for the  Shorter  Term.  While  the  Fund is  meant to be a  long-term  investment,  if you have a relatively  short-term  investment  horizon  (that  is,  you plan to hold your  shares  for not more than six years),  you should probably consider  purchasing Class A or Class C shares rather than Class B shares.  That is because of the effect of the Class B contingent  deferred sales charge if you redeem within six years,  as well as the effect of the Class B  asset-based  sales charge on the  investment  return for that class in the short  term.  Class C shares  might be the  appropriate  choice  (especially  for  investments  of less  than
         $100,000),  because there is no initial sales charge on Class C shares,  and the  contingent  deferred  sales charge does not apply to amounts you sell after holding them one year.

         However,  if you plan to invest more than  $100,000 for the shorter  term,  then as your  investment  horizon increases  toward six years,  Class C shares might not be as advantageous as Class A shares.  That is because the annual  asset-based  sales  charge on Class C shares will have a greater  impact on your account over the longer term than the reduced front-end sales charge available for larger purchases of Class A shares.

         And for  non-retirement  plan  investors  who invest $1 million or more, in most cases Class A shares will be the most  advantageous  choice,  no matter  how long you intend to hold your  shares.  For that  reason,  the
         Distributor  normally will not accept  purchase orders of $500,000 or more of Class B shares or $1 million or more of Class C shares from a single investor.

     o   Investing  for the Longer Term.  If you are  investing  less than  $100,000 for the longer term,  for example for  retirement,  and do not expect to need access to your money for seven years or more,  Class B shares may be appropriate.

Are There  Differences  in Account  Features That Matter to You?  Some account  features may not be available to Class
         B,  Class C or  Class N  shareholders.  Other  features  (such  as  Automatic  Withdrawal  Plans)  may not be advisable  (because of the effect of the  contingent  deferred  sales charge) for Class B, Class C or Class N shareholders.  Therefore,  you should  carefully  review how you plan to use your  investment  account before deciding which class of shares to buy.

         Additionally,  the  dividends  payable  to Class B, Class C and Class N  shareholders  will be reduced by the additional  expenses  borne by those  classes that are not borne by Class A shares,  such as the higher Class
         B,  Class C and  Class N  asset-based  sales  charge  described  below  and in the  Statement  of  Additional
         Information.  Share  certificates  are not available for Class B, Class C and Class N shares,  and if you are considering  using  your  shares  as  collateral  for a  loan,  that  may  be a  factor  to  consider.  Also, checkwriting is not available on accounts subject to a contingent deferred sales charge.

How Do Share Classes  Affect  Payments to Your Broker?  A financial  advisor may receive  different  compensation  for selling one class of shares than for selling  another class.  It is important to remember that Class B, Class
         C and Class N contingent  deferred sales charges and  asset-based  sales charges have the same purpose as the front-end  sales  charge on sales of Class A shares:  to  compensate  the  Distributor  for  commissions  and expenses  it pays to  dealers  and  financial  institutions  for  selling  shares.  The  Distributor  may pay additional  compensation from its own resources to securities  dealers or financial  institutions  based upon the value of shares of the Fund owned by the dealer or financial  institution  for its own account or for its customers.

SPECIAL SALES CHARGE  ARRANGEMENTS  AND WAIVERS.  Appendix C to the Statement of  Additional  Information  details the conditions  for the waiver of sales  charges  that apply in certain  cases,  and the special  sales  charge rates that apply to purchases of shares of the Fund by certain  groups,  or under specified  retirement  plan  arrangements or in other  special  types of  transactions.  To  receive a waiver or  special  sales  charge  rate,  you must  advise  the
Distributor when purchasing shares or the Transfer Agent when redeeming shares that the special conditions apply.

HOW CAN YOU BUY CLASS A SHARES?  Class A shares are sold at their  offering  price,  which is normally net asset value plus an initial  sales  charge.  However,  in some cases,  described  below,  purchases  are not subject to an initial sales  charge,  and the offering  price will be the net asset  value.  In other cases,  reduced  sales  charges may be available,  as described below or in the Statement of Additional  Information.  Out of the amount you invest, the Fund receives the net asset value to invest for your account.

         The sales  charge  varies  depending  on the amount of your  purchase.  A portion of the sales  charge may be retained by the Distributor or allocated to your dealer as commission.  The Distributor  reserves the right to reallow the entire  commission to dealers.  The current sales charge rates and commissions  paid to dealers and brokers are as follows:

---------------------------------------------- --------------------- ----------------------- ------------------------
                                                 Front-End Sales        Front-End Sales
                                                   Charge As a            Charge As a             Commission As
                                                  Percentage of        Percentage of Net     Percentage of Offering
Amount of Purchase                                Offering Price        Amount Invested               Price
---------------------------------------------- --------------------- ----------------------- ------------------------
---------------------------------------------- --------------------- ----------------------- ------------------------
Less than $25,000                                     5.75%                  6.10%                    4.75%
---------------------------------------------- --------------------- ----------------------- ------------------------
---------------------------------------------- --------------------- ----------------------- ------------------------
$25,000 or more but less than $50,000                 5.50%                  5.82%                    4.75%
---------------------------------------------- --------------------- ----------------------- ------------------------
---------------------------------------------- --------------------- ----------------------- ------------------------
$50,000 or more but less than $100,000                4.75%                  4.99%                    4.00%
---------------------------------------------- --------------------- ----------------------- ------------------------
---------------------------------------------- --------------------- ----------------------- ------------------------
$100,000 or more but less than $250,000               3.75%                  3.90%                    3.00%
---------------------------------------------- --------------------- ----------------------- ------------------------
---------------------------------------------- --------------------- ----------------------- ------------------------
$250,000 or more but less than $500,000               2.50%                  2.56%                    2.00%
---------------------------------------------- --------------------- ----------------------- ------------------------
---------------------------------------------- --------------------- ----------------------- ------------------------
$500,000 or more but less than $1 million             2.00%                  2.04%                    1.60%
---------------------------------------------- --------------------- ----------------------- ------------------------

Can You Reduce Class A Sales  Charges?  You may be eligible to buy Class A shares at reduced  sales charge rates under the Fund's "Right of  Accumulation"  or a Letter of Intent,  as described in "Reduced  Sales Charges" in the Statement of  Additional  Information.  The Class A initial  and  contingent  deferred  sales  charges  are not  imposed  in the circumstances described in "Reduced Sales Charges" in Appendix C to the Statement of Additional Information.

Class A Contingent Deferred Sales Charge.  There is no initial sales charge on purchases of Class A shares of any one or more of the Oppenheimer funds aggregating $1 million or more, or for certain purchases by particular types of retirement plans that were permitted to purchase such shares prior to March 1, 2001
         ("grandfathered retirement accounts").  Retirement plans are not permitted to make initial purchases of
         Class A shares subject to a contingent deferred sales charge, except as provided below.  The Distributor pays dealers of record concessions in an amount equal to 1.0% of purchases of $1 million or more other than by grandfathered retirement accounts. For grandfathered retirement accounts, the concession is 1.0% of the first $2.5 million, plus 0.50% of the next $2.5 million, plus 0.25% of purchases over $5 million, calculated on a calendar year basis.  In either case, the concession will not be paid on purchases of shares by exchange or that were not previously subject to a front-end sales charge and dealer concession.

         If you redeem any of those shares within an 18 month "holding period" measured from the beginning of the calendar month of their purchase, a contingent deferred sales charge (called the "Class A contingent deferred sales charge") may be deducted from the redemption proceeds.  That sales charge will be equal to
         1.0% of the lesser of:

o        the aggregate net asset value of the redeemed shares at the time of redemption (excluding shares purchased by reinvestment of dividends or capital gain distributions) or
o        the original net asset value of the redeemed shares.

         The Class A contingent deferred sales charge will not exceed the aggregate amount of the concessions the
         Distributor paid to your dealer on all purchases of Class A shares of all Oppenheimer funds you made that were subject to the Class A contingent deferred sales charge.

Purchases  by Certain  Retirement  Plans.  There is no initial  sales charge on purchases of Class A shares of any one or more  Oppenheimer  funds by  retirement  plans that have $10  million or more in plan assets and that have entered  into a  special  agreement  with  the  Distributor  and by  retirement  plans  which  are  part of a retirement plan product or platform offered by certain banks,  broker-dealers,  financial advisors, insurance companies  or  recordkeepers  which  have  entered  into  a  special  agreement  with  the  Distributor.  The
         Distributor  currently  pays dealers of record  concessions in an amount equal to 0.25% of the purchase price of Class A shares by those  retirement  plans from its own resources at the time of sale,  subject to certain exceptions as described in the Statement of Additional  Information.  There is no contingent  deferred  sales charge upon the redemption of such shares.

HOW CAN YOU BUY CLASS B  SHARES?  Class B shares  are sold at net asset  value per  share  without  an  initial  sales charge.  However,  if Class B shares are  redeemed  within 6 years of the  beginning  of the  calendar  month of their purchase,  a contingent  deferred sales charge will be deducted from the redemption  proceeds.  The Class B contingent deferred  sales charge is paid to  compensate  the  Distributor  for its  expenses of  providing  distribution-related services to the Fund in connection with the sale of Class B shares.

         The amount of the  contingent  deferred  sales  charge will depend on the number of years since you  invested and the dollar amount being redeemed,  according to the following  schedule for the Class B contingent  deferred sales charge holding period:

------------------------------------------------------------ ---------------------------------------------------------

                                                             Contingent Deferred Sales Charge on Redemptions in That
Years Since Beginning of Month in Which Purchase Order was                             Year
                         Accepted                                       (As % of Amount Subject to Charge)
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                           0 - 1                                                       5.0%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                           1 - 2                                                       4.0%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                           2 - 3                                                       3.0%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                           3 - 4                                                       3.0%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                           4 - 5                                                       2.0%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                           5 - 6                                                       1.0%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                      6 and following                                                  None
------------------------------------------------------------ ---------------------------------------------------------

In the table,  a "year" is a 12-month  period.  In applying the contingent  deferred  sales charge,  all purchases are considered to have been made on the first regular business day of the month in which the purchase was made.

Automatic  Conversion of Class B Shares.  Class B shares  automatically  convert to Class A shares 72 months after you purchase them. This  conversion  feature  relieves Class B shareholders of the asset-based  sales charge that applies to Class B shares under the Class B Distribution  and Service Plan,  described  below. The conversion is based on the relative  net asset value of the two  classes,  and no sales load or other charge is imposed.
         When any Class B shares you hold  convert,  any other Class B shares that were  acquired by the  reinvestment of dividends  and  distributions  on the  converted  shares will also convert to Class A shares.  For further information on the  conversion  feature and its tax  implications,  see "Class B Conversion" in the Statement of Additional Information.

HOW CAN YOU BUY CLASS C  SHARES?  Class C shares  are sold at net asset  value per  share  without  an  initial  sales charge.  However,  if Class C shares are  redeemed  within a holding  period of 12 months  from the  beginning  of the calendar  month of their  purchase,  a contingent  deferred  sales charge of 1.0% will be deducted from the redemption proceeds.  The Class C contingent  deferred  sales charge is paid to compensate  the  Distributor  for its expenses of providing distribution-related services to the Fund in connection with the sale of Class C shares.

How Can You Buy Class N Shares? Class N shares are offered only through retirement plans (including IRAs and 403(b)
plans) that purchase $500,000 or more of Class N shares of one or more Oppenheimer funds or through group retirement plans (which do not include IRAs and 403(b) plans) that have assets of  $500,000 or more or 100 or more eligible participants.  See "Availability of Class N shares" in the Statement of Additional Information for other circumstances where Class N shares are available for purchase.

         A contingent deferred sales charge of 1.00% will be imposed upon the redemption of Class N shares, if:
o        The group retirement plan is terminated or Class N shares of all Oppenheimer funds are terminated as an investment option of the plan and Class N shares are redeemed within 18 months after the plan's first purchase of Class N shares of any Oppenheimer fund, or

o        With respect to an IRA or 403(b) plan, Class N shares are redeemed within 18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

         Retirement  plans that offer Class N shares may impose charges on plan participant  accounts.  The procedures for buying,  selling,  exchanging  and  transferring  the Fund's  other  classes of shares  (other than the time those orders  must be  received  by the  Distributor  or  Transfer  Agent in  Colorado)  and the  special  account  features applicable  to  purchasers of those other  classes of shares  described  elsewhere in this  prospectus do not apply to
Class N shares  offered  through a group  retirement  plan.  Instructions  for  purchasing  redeeming,  exchanging  or transferring  Class N shares  offered  through a group  retirement  plan must be  submitted  by the plan,  not by plan participants for whose benefit the shares are held.

DISTRIBUTION AND SERVICE (12b-1) PLANS.

Distribution  and Service Plan for Class A Shares.  The Fund has adopted a  Distribution  and Service Plan for Class A shares.  Under the plan the Fund currently pays an asset-based  sales charge to the  Distributor at an annual rate equal to 0.15% of average annual net assets  representing  Class A shares  purchased before September 1,
         1993,  and 0.10% of average  annual net assets  representing  Class A shares  purchased on or after that date
         (the Board of Directors can set this rate up to 0.25%).  The Fund also pays a service fee to the  Distributor of 0.25% of the  average  annual  net assets of Class A shares.  The  Distributor  currently  uses all of the service  fee  and  the  asset-based  sales  charge  to  pay  dealers,  brokers,  banks  and  other  financial institutions  quarterly for providing  personal  service and  maintenance of accounts of their customers that hold Class A shares.

Distribution  and  Service  Plans for  Class B,  Class C and Class N Shares.  The Fund has  adopted  Distribution  and
         Service  Plans for Class B, Class C and Class N shares to pay the  Distributor  for its services and costs in distributing  Class B,  Class C and Class N shares and  servicing  accounts.  Under the plans,  the Fund pays the  Distributor  an annual  asset-based  sales charge of 0.75% per year on Class B shares and Class C shares and the Fund pays the  Distributor  an annual  asset-based  sales charge of 0.25% per year on Class N shares.
         The Distributor also receives a service fee of 0.25% per year under each plan.

         The  asset-based  sales charge and service fees  increase  Class B and Class C expenses by 1.00% and increase
         Class N expenses by up to 0.50% of the net assets per year of the  respective  class.  Because these fees are paid out of the Fund's  assets on an  on-going  basis,  over time these fees will  increase  the cost of your investment and may cost you more than other types of sales charges.

         The  Distributor  uses the service fees to compensate  dealers for providing  personal  services for accounts that hold Class B,  Class C or Class N shares.  The  Distributor  pays the 0.25%  service  fees to dealers in advance  for the first year after the shares are sold by the  dealer.  After the shares  have been held for a year, the Distributor  pays the service fees to dealers on a quarterly  basis.  The  Distributor  retains the service fees for accounts for which it renders the required personal services.

         The  Distributor  currently  pays  sales  concessions  of 3.75% of the  purchase  price of Class B shares  to dealers  from its own  resources  at the time of sale.  Including  the advance of the service  fee, the total amount  paid by the  Distributor  to the dealer at the time of sale of Class B shares is  therefore  4.00% of the purchase price,  subject to certain  exceptions as described in the Statement of Additional  Information.
         The Distributor retains the Class B asset-based sales charge.

         The  Distributor  currently  pays  sales  concessions  of 0.75% of the  purchase  price of Class C shares  to dealers  from its own  resources  at the time of sale.  Including  the advance of the service  fee, the total amount  paid by the  Distributor  to the dealer at the time of sale of Class C shares is  therefore  1.00% of the purchase price,  subject to certain  exceptions as described in the Statement of Additional  Information.
         The Distributor  pays the asset-based  sales charge as an ongoing  concession to the dealer on Class C shares that have been outstanding for a year or more.

         The  Distributor  currently  pays  sales  concessions  of 0.75% of the  purchase  price of Class N shares  to dealers  from its own  resources  at the time of sale.  Including  the advance of the service  fee, the total amount  paid by the  Distributor  to the dealer at the time of sale of Class N shares is  therefore  1.00% of the purchase price,  subject to certain  exceptions as described in the Statement of Additional  Information.
         The Distributor retains the asset-based sales charge on Class N shares.

Special Investor Services

ACCOUNTLINK.  You can use our  AccountLink  feature to link your Fund account with an account at a U.S.  bank or other financial institution. It must be an Automated Clearing House (ACH) member. AccountLink lets you:

     o   transmit  funds  electronically  to purchase  shares by  telephone  (through a service  representative  or by
         PhoneLink) or automatically under Asset Builder Plans, or
     o   have the Transfer Agent send redemption  proceeds or transmit  dividends and  distributions  directly to your bank account. Please call the Transfer Agent for more information.

         You may purchase  shares by telephone  only after your account has been  established.  To purchase  shares in amounts up to $250,000  through a telephone  representative,  call the  Distributor  at  1.800.852.8457.  The purchase payment will be debited from your bank account.

         AccountLink  privileges should be requested on your Application or your dealer's  settlement  instructions if you buy your shares through a dealer.  After your account is established,  you can request  AccountLink  privileges by sending  signature-guaranteed  instructions  to  the  Transfer  Agent.  AccountLink  privileges  will  apply  to  each shareholder  listed in the registration on your account as well as to your dealer  representative of record unless and until the Transfer Agent receives written instructions  terminating or changing those privileges.  After you establish
AccountLink  for  your  account,  any  change  of bank  account  information  must  be  made  by  signature-guaranteed instructions to the Transfer Agent signed by all shareholders who own the account.

PHONELINK.  PhoneLink  is the  OppenheimerFunds  automated  telephone  system that enables  shareholders  to perform a number of account transactions  automatically using a touch-tone phone.  PhoneLink may be used on  already-established
OppenheimerFunds  account after you obtain a Personal  Identification  Number (PIN), by calling the special  PhoneLink number, 1.800.533.3310.

Purchasing  Shares.  You may purchase shares in amounts up to $100,000 by phone, by calling  1.800.533.3310.  You must have established AccountLink privileges to link your bank account with the Fund to pay for these purchases.

Exchanging Shares. With the OppenheimerFunds Exchange Privilege, described below, you can exchange shares automatically by phone from your Fund account to another OppenheimerFunds account you have already established by calling the special PhoneLink number.

Selling Shares.  You can redeem shares by telephone  automatically  by calling the PhoneLink  number and the Fund will send the proceeds  directly to your  AccountLink  bank account.  Please refer to "How to Sell Shares,"  below for details.

CAN YOU SUBMIT  TRANSACTION  REQUESTS BY FAX? You may send requests for certain types of account  transactions  to the
Transfer Agent by fax  (telecopier).  Please call  1.800.525.7048  for  information  about which  transactions  may be handled this way.  Transaction  requests  submitted by fax are subject to the same rules and  restrictions  as written and telephone requests described in this Prospectus.

OPPENHEIMERFUNDS  INTERNET WEBSITE.  You can obtain  information  about the Fund, as well as your account balance,  on the OppenheimerFunds Internet website, at  HTTP://WWW.OPPENHEIMERFUNDS.COM.  Additionally,  shareholders listed in the
                                           -------------------------------
account  registration  (and the dealer of record) may request certain account  transactions  through a special section of that web site. To perform  account  transactions,  or obtain account  information  online,  you must first obtain a user I.D. and password on that website.  If you do not want to have Internet account  transaction  capability for your account,  please  call the  Transfer  Agent at  1.800.525.7048.  At times,  the  website  may be  inaccessible  or its transaction features may be unavailable.

AUTOMATIC WITHDRAWAL AND EXCHANGE PLANS.  The Fund has several plans that enable you to sell shares automatically or exchange them to another OppenheimerFunds account on a regular basis. Please call the Transfer Agent or consult the
Statement of Additional Information for details.

REINVESTMENT  PRIVILEGE.  If you redeem  some or all of your  Class A or Class B shares of the Fund,  you have up to 6 months to reinvest all or part of the  redemption  proceeds in Class A shares of the Fund or other  Oppenheimer  funds without  paying a sales  charge.  This  privilege  applies  only to Class A shares  that you  purchased  subject to an initial  sales charge and to Class A or Class B shares on which you paid a contingent  deferred  sales charge when you redeemed them.  This privilege  does not apply to Class C or Class N shares.  You must be sure to ask the  Distributor for this privilege when you send your payment.

RETIREMENT  PLANS.  You may buy shares of the Fund for your  retirement  plan account.  If you  participate  in a plan sponsored  by your  employer,  the plan  trustee  or  administrator  must buy the shares  for your plan  account.  The
Distributor also offers a number of different retirement plans that individuals and employers can use:

Individual Retirement Accounts (IRAs).  These include regular IRAs, Roth IRAs, SIMPLE IRAs, rollover IRAs and
         Education IRAs.
SEP-IRAs.  These are Simplified Employee Pensions Plan IRAs for small business owners or self-employed individuals.
403(b)(7)  Custodial Plans. These are tax deferred plans for employees of eligible tax-exempt  organizations,  such as schools, hospitals and charitable organizations.
401(k) Plans.  These are special retirement plans for businesses.
Pension and Profit-Sharing Plans.  These plans are designed for businesses and self-employed individuals.

         Please call the Distributor for OppenheimerFunds retirement plan documents, which include applications and important plan information.

How to Sell Shares

You can sell  (redeem)  some or all of your shares on any regular  business  day. Your shares will be sold at the next net asset value  calculated  after your order is  received  in proper  form (which  means that it must comply with the procedures  described  below) and is accepted by the Transfer  Agent.  The Fund lets you sell your shares by writing a letter, by using the Fund's  checkwriting  privilege or by telephone.  You can also set up Automatic  Withdrawal Plans to redeem shares on a regular basis.  If you have questions about any of these  procedures,  and especially if you are redeeming  shares in a special  situation,  such as due to the death of the owner or from a retirement  plan  account, please call the Transfer Agent first, at 1.800.525.7048, for assistance.

Certain Requests Require a Signature Guarantee.  To protect you and the Fund from fraud, the following redemption requests must be in writing and must include a signature guarantee (although there may be other situations that also require a signature guarantee):
     o   You wish to redeem $100,000 or more and receive a check
     o   The redemption check is not payable to all shareholders listed on the account statement
     o   The redemption check is not sent to the address of record on your account statement
     o   Shares are being transferred to a Fund account with a different owner or name
     o   Shares are being redeemed by someone (such as an Executor) other than the owners

Where Can You Have Your  Signature  Guaranteed?  The  Transfer  Agent will accept a guarantee  of your  signature by a number of financial institutions, including:
     o   a U.S. bank, trust company, credit union or savings association,
     o   a foreign bank that has a U.S. correspondent bank,
     o   a U.S. registered dealer or broker in securities, municipal securities or government securities, or
     o   a U.S. national securities exchange, a registered securities association or a clearing agency.

         If you are signing on behalf of a  corporation,  partnership  or other  business or as a fiduciary,  you must also include your title in the signature.

Retirement  Plan  Accounts.  There are  special  procedures  to sell  shares in an  OppenheimerFunds  retirement  plan account.  Call  the  Transfer  Agent  for  a  distribution  request  form.  Special  income  tax  withholding requirements  apply to  distributions  from retirement  plans.  You must submit a withholding  form with your redemption  request  to avoid  delay in  getting  your  money  and if you do not want tax  withheld.  If your employer  holds your  retirement  plan account for you in the name of the plan, you must ask the plan trustee or administrator to request the sale of the Fund shares in your plan account.

Sending  Redemption  Proceeds by Wire.  While the Fund normally sends your money by check, you can arrange to have the proceeds  of the shares you sell sent by Federal  Funds wire to a bank  account you  designate.  It must be a commercial  bank that is a member of the Federal  Reserve wire system.  The minimum  redemption  you can have sent by wire is  $2,500.  There is a $10 fee for each  wire.  To find out how to set up this  feature on your account or to arrange a wire, call the Transfer Agent at 1.800.852.8457.

HOW DO YOU SELL SHARES BY MAIL?   Write a letter of instructions that includes:
     o   Your name
     o   The Fund's name
     o   Your Fund account number (from your account statement)
     o   The dollar amount or number of shares to be redeemed
     o   Any special payment instructions
     o   Any share certificates for the shares you are selling
     o   The signatures of all registered owners exactly as the account is registered, and
     o   Any special documents requested by the Transfer Agent to assure proper authorization of the person asking to sell the shares.

Use the following address for                                Send courier or express mail
requests by mail:                                            requests to:
OppenheimerFunds Services                                    OppenheimerFunds Services
P.O. Box 5270                                                10200 E. Girard Avenue, Building D
Denver, Colorado 80217-5270                                  Denver, Colorado 80231

HOW DO YOU SELL  SHARES BY  TELEPHONE?  You and your  dealer  representative  of record  may also sell your  shares by telephone.  To receive the  redemption  price  calculated  on a particular  regular  business  day,  your call must be received by the Transfer  Agent by the close of The New York Stock  Exchange  that day,  which is normally  4:00 P.M., but may be earlier on some days.  You may not redeem  shares held in an  OppenheimerFunds  retirement  plan account or under a share certificate by telephone.

     o   To redeem shares through a service representative, call 1.800.852.8457
     o   To redeem shares automatically on PhoneLink, call 1.800.533.3310

         Whichever  method you use,  you may have a check sent to the  address on the  account  statement,  or, if you have  linked  your Fund  account to your bank  account on  AccountLink,  you may have the  proceeds  sent to that bank account.

Are There Limits on Amounts Redeemed by Telephone?

o        Telephone  Redemptions  Paid by Check.  Up to $100,000 may be redeemed by telephone in any 7-day period.  The check must be  payable  to all  owners of record of the  shares  and must be sent to the  address on the account statement.  This service is not available within 30 days of changing the address on an account.

o        Telephone  Redemptions  Through  AccountLink or By Wire.  There are no dollar limits on telephone  redemption proceeds sent to a bank account  designated  when you establish  AccountLink.  Normally the ACH transfer to your bank is  initiated on the business  day after the  redemption.  You do not receive  dividends on the proceeds of the shares you redeemed while they are waiting to be transferred.

              If you have  requested  Federal  Funds wire  privileges  for your  account,  the wire of the  redemption proceeds  will  normally be  transmitted  on the next bank  business day after the shares are  redeemed.
              There is a  possibility  that  the wire may be  delayed  up to  seven  days to  enable  the Fund to sell securities to pay the  redemption  proceeds.  No dividends are accrued or paid on the proceeds of shares that have been redeemed and are awaiting transmission by wire.

CAN YOU SELL SHARES  THROUGH YOUR  DEALER?  The  Distributor  has made  arrangements  to  repurchase  Fund shares from dealers and brokers on behalf of their  customers.  Brokers or dealers may charge for that  service.  If your shares are held in the name of your dealer, you must redeem them through your dealer.

HOW  CONTINGENT  DEFERRED  SALES CHARGES  AFFECT  REDEMPTIONS.  If you purchase  shares subject to a Class A, Class B,
Class C or Class N  contingent  deferred  sales charge and redeem any of those shares  during the  applicable  holding period for the class of shares,  the contingent  deferred  sales charge will be deducted from the redemption  proceeds
(unless  you are  eligible  for a waiver of that sales  charge  based on the  categories  listed in  Appendix C to the
Statement of Additional  Information)  and you advise the Transfer Agent of your  eligibility  for the waiver when you place your redemption request.

         With respect to Class N shares, a 1.0% contingent deferred sales charge will be imposed if:

o        The  retirement  plan  (not  including  IRAs and  403(b)  plans)  is  terminated  or  Class N  shares  of all
                  Oppenheimer  funds  are  terminated  as an  investment  option  of the plan and  Class N shares  are redeemed  within 18 months  after the plan's  first  purchase  of Class N shares of any  Oppenheimer fund, or,

o        With respect to an individual  retirement  plan or 403(b) plan,  Class N shares are redeemed within 18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

         A  contingent  deferred  sales  charge  will be based on the  lesser of the net asset  value of the  redeemed shares at the time of redemption or the original net asset value.  A contingent  deferred  sales charge is not imposed on:

     o   the amount of your account value represented by an increase in net asset value over the initial purchase price,
     o   shares purchased by the reinvestment of dividends or capital gains distributions, or
     o   shares redeemed in the special circumstances described in Appendix C to the Statement of Additional
         Information.

         To determine whether a contingent deferred sales charge applies to a redemption, the Fund redeems shares in the following order:

     1.  shares acquired by reinvestment of dividends and capital gains distributions,
     2.  shares held for the holding period that applies to the class, and
     3.  shares held the longest during the holding period.

         Contingent  deferred  sales charges are not charged when you exchange  shares of the Fund for shares of other
Oppenheimer  funds.  However,  if you exchange them within the  applicable  contingent  deferred  sales charge holding period, the holding period will carry over to the fund whose shares you acquire.  Similarly,  if you acquire shares of this Fund by  exchanging  shares of another  Oppenheimer  fund that are still subject to a contingent  deferred  sales charge holding period, that holding period will carry over to this Fund.

How to Exchange Shares

Shares of the Fund can be purchased by exchanging  shares of other  Oppenheimer  funds on the same basis.  To exchange shares, you must meet several conditions:

     o   Shares of the fund selected for exchange must be available for sale in your state of residence.
     o   The prospectuses of both funds must offer the exchange privilege.
     o   You must  hold the  shares  you buy  when you  establish  your  account  for at least 7 days  before  you can exchange them. After the account is open 7 days, you can exchange shares every regular business day.
     o   You must meet the minimum purchase requirements for the fund whose shares you purchase by exchange.
     o   Before exchanging into a fund, you must obtain and read its prospectus.

         Shares of a  particular  class of the Fund may be  exchanged  only for  shares of the same class in the other
Oppenheimer  funds.  For  example,  you can  exchange  Class A shares of this Fund only for Class A shares of  another fund. In some cases,  sales  charges may be imposed on exchange  transactions.  For tax purposes,  exchanges of shares involve a sale of the shares of the fund you own and a purchase of the shares of the other  fund,  which may result in a capital gain or loss.  Please refer to "How to Exchange Shares" in the Statement of Additional  Information for more details.

HOW DO YOU SUBMIT EXCHANGE REQUESTS? Exchanges may be requested in writing or by telephone:

Written Exchange  Requests.  Submit an  OppenheimerFunds  Exchange Request form,  signed by all owners of the account.
         Send it to the Transfer Agent at the address on the back cover.  Exchanges of shares held under  certificates cannot be processed unless the Transfer Agent receives the certificates with the request.

Telephone  Exchange Requests.  Telephone  exchange requests may be made either by calling a service  representative at
         1.800.852.8457,  or  by  using  PhoneLink  for  automated  exchanges  by  calling  1.800.533.3310.  Telephone exchanges may be made only between  accounts that are  registered  with the same name(s) and address.  Shares held under certificates may not be exchanged by telephone.

ARE THERE LIMITATIONS ON EXCHANGES? There are certain exchange policies you should be aware of:

     o   Shares are normally  redeemed from one fund and purchased from the other fund in the exchange  transaction on the same regular  business day on which the Transfer Agent receives an exchange  request that conforms to the policies  described  above.  It must be received by the close of The New York Stock  Exchange that day, which is  normally  4:00 P.M.  but may be earlier on some days.  However,  either  fund may delay the  purchase  of shares of the fund you are exchanging into up to seven days if it determines it would be  disadvantaged  by a same-day exchange.

     o   The  interests  of the  Fund's  long-term  shareholders  and its  ability to manage  its  investments  may be adversely  affected  when its  shares  are  repeatedly  bought  and sold in  response  to  short-term  market fluctuations--also  known as "market  timing."  When large  dollar  amounts are  involved,  the Fund may have difficulty  implementing  long-term  investment  strategies,  because it cannot predict how much cash it will have to invest.  Market timing also may force the Fund to sell portfolio securities at disadvantageous  times to raise the cash needed to buy a market timer's Fund shares.  These factors may hurt the Fund's  performance and its  shareholders.  When the Manager  believes  frequent  trading  would have a disruptive  effect on the
         Fund's ability to manage its  investments,  the Manager and the Fund may reject purchase orders and exchanges into the Fund by any person, group or account that the Manager believes to be a market timer.
     o   The Fund may amend,  suspend or  terminate  the  exchange  privilege  at any time.  The Fund will provide you notice  whenever  it is  required  to do so by  applicable  law,  but it may  impose  changes at any time for emergency purposes.

     o   If the Transfer Agent cannot exchange all the shares you request because of a restriction  cited above,  only the shares eligible for exchange will be exchanged.

Shareholder Account Rules and Policies

More  information  about the Fund's  policies and  procedures  for  purchasing,  redeeming  and  exchanging  shares is contained in the Statement of Additional Information.

The  offering  of  shares  may be  suspended  during  any  period  in which the  determination  of net asset  value is suspended,  and the offering may be suspended by the Board of Directors at any time the Board  believes it is in the Fund's best interest to do so.

Telephone transaction privileges for purchases,  redemptions or exchanges may be modified,  suspended or terminated by the Fund at any time.  The Fund will provide you notice  whenever it is required to do so by applicable  law.
         If an account has more than one owner,  the Fund and the Transfer Agent may rely on the  instructions  of any one owner.  Telephone  privileges apply to each owner of the account and the dealer  representative of record for the account unless the Transfer Agent receives cancellation instructions from an owner of the account.

The Transfer  Agent will record any  telephone  calls to verify data  concerning  transactions  and has adopted  other procedures  to confirm  that  telephone  instructions  are  genuine,  by  requiring  callers  to provide  tax identification  numbers and other  account data or by using PINs,  and by  confirming  such  transactions  in writing.  The Transfer Agent and the Fund will not be liable for losses or expenses  arising out of telephone instructions reasonably believed to be genuine.

Redemption  or transfer  requests  will not be honored  until the Transfer  Agent  receives all required  documents in proper form.  From time to time, the Transfer  Agent in its discretion may waive certain of the  requirements for redemptions stated in this Prospectus.

Dealers that can perform account  transactions for their clients by  participating in NETWORKING  through the National
         Securities  Clearing  Corporation are  responsible  for obtaining their clients'  permission to perform those transactions,  and are  responsible to their clients who are  shareholders of the Fund if the dealer performs any transaction erroneously or improperly.

The  redemption  price for  shares  will vary  from day to day  because  the  value of the  securities  in the  Fund's portfolio  fluctuates.  The redemption  price,  which is the net asset value per share,  will normally differ for each class of shares.  The redemption value of your shares may be more or less than their original cost.

Payment for redeemed  shares  ordinarily  is made in cash. It is forwarded by check or by  AccountLink  (as elected by the  shareholder)  within seven days after the Transfer  Agent  receives  redemption  instructions  in proper form. However,  under unusual  circumstances  determined by the Securities and Exchange  Commission,  payment may be delayed or suspended.  For accounts  registered in the name of a broker-dealer,  payment will normally be forwarded within three business days after redemption.

The  Transfer  Agent may delay  forwarding  a check or  processing a payment via  AccountLink  for recently  purchased shares,  but only  until the  purchase  payment  has  cleared.  That delay may be as much as 10 days from the date the shares were  purchased.  That delay may be avoided if you purchase  shares by Federal  Funds wire or certified  check, or arrange with your bank to provide  telephone or written  assurance to the Transfer Agent that your purchase payment has cleared.

Involuntary  redemptions  of small  accounts  may be made by the Fund if the account  value has fallen  below $500 for reasons  other  than the fact  that the  market  value of  shares  has  dropped.  In some  cases  involuntary redemptions  may be made to repay  the  Distributor  for  losses  from  the  cancellation  of share  purchase orders.

Shares may be "redeemed in kind" under unusual  circumstances  (such as a lack of liquidity in the Fund's portfolio to meet  redemptions).  This means that the  redemption  proceeds will be paid with liquid  securities  from the
         Fund's portfolio.

"Backup  withholding"  of federal income tax may be applied against taxable  dividends,  distributions  and redemption proceeds  (including  exchanges) if you fail to furnish the Fund your correct,  certified  Social Security or
         Employer  Identification  Number when you sign your  application,  or if you under-report  your income to the
         Internal Revenue Service.

To avoid sending  duplicate  copies of materials to households,  the Fund will mail only one copy of each  prospectus, annual and  semi-annual  report and annual notice of the Fund's  privacy  policy to  shareholders  having the
         same  last  name  and  address  on  the  Fund's  records.   The  consolidation  of  these  mailings,   called
         householding, benefits the Fund through reduced mailing expense.

         If you want to  receive  multiple  copies  of these  materials,  you may  call  the  Transfer  Agent at
         1.800.525.7048.   You  may  also  notify  the  Transfer   Agent  in  writing.   Individual   copies  of
         prospectuses  and  reports  and  privacy  notices  will be sent to you  commencing  30 days  after  the
         Transfer Agent receives your request to stop householding.

Dividends, Capital Gains and Taxes

DIVIDENDS.  The Fund intends to declare  dividends  separately for each class of shares from net investment  income on an annual basis and to pay them to shareholders in December,  on a date selected by the Board of Directors.  Dividends and  distributions  paid on Class A shares will  generally be higher than  dividends  for Class B, Class C and Class N shares,  which  normally  have higher  expenses  than Class A shares.  The Fund has no fixed  dividend rate and cannot guarantee that it will pay any dividends or distributions.

CAPITAL  GAINS.  The Fund may realize  capital  gains on the sale of  portfolio  securities.  If it does,  it may make distributions  out of any net  short-term  or  long-term  capital  gains in December  of each year.  The Fund may make supplemental  distributions  of dividends  and capital  gains  following  the end of its fiscal year.  There can be no assurance that the Fund will pay any capital gains distributions in a particular year.

WHAT ARE YOUR CHOICES FOR RECEIVING  DISTRIBUTIONS?  When you open your account,  specify on your  application how you want to receive your dividends and distributions.  You have four options:

Reinvest All  Distributions  in the Fund. You can elect to reinvest all dividends and capital gains  distributions  in additional shares of the Fund.

Reinvest  Dividends  or Capital  Gains  Only.  You can elect to reinvest  some  distributions  (dividends,  short-term capital  gains  or  long-term  capital  gains  distributions)  in the Fund  while  receiving  other  types of distributions by check or having them sent to your bank account through AccountLink.

Receive  All  Distributions  in  Cash.  You  can  elect  to  receive  a check  for all  dividends  and  capital  gains distributions or have them sent to your bank through AccountLink.

Reinvest Your  Distributions  in Another  OppenheimerFunds  Account.  You can reinvest all  distributions  in the same class of shares of another OppenheimerFunds account you have established.

TAXES.  If your shares are not held in a  tax-deferred  retirement  account,  you should be aware of the following tax implications  of investing in the Fund.  Distributions  are subject to federal  income tax and may be subject to state or local  taxes.  Dividends  paid from  short-term  capital  gains and net  investment  income are taxable as ordinary income.  Long-term capital gains are

taxable as long-term  capital gains when distributed to  shareholders.  It does not matter how long you have held your shares.  Whether you reinvest your  distributions in additional  shares or take them in cash, the tax treatment is the same.

         If more than 50% of the Fund's assets are invested in foreign  securities at the end of any fiscal year,  the
Fund may elect under the Internal  Revenue Code to permit  shareholders to take a credit or deduction on their federal income tax return for foreign taxes paid by the Fund.

         Every year the Fund will send you and the IRS a  statement  showing  the amount of any  taxable  distribution you received in the previous year. Any long-term  capital gains will be separately  identified in the tax  information the Fund sends you after the end of the calendar year.

Avoid  "Buying  a  Dividend."  If you buy  shares on or just  before  the  ex-dividend  date or just  before  the Fund declares a capital gain  distribution,  you will pay the full price for the shares and then receive a portion of the price back as a taxable dividend or capital gain.

Remember,  There May be Taxes on  Transactions.  Because  the Fund's  share price  fluctuates,  you may have a capital gain or loss when you sell or exchange  your  shares.  A capital gain or loss is the  difference  between the price you paid for the shares and the price you  received  when you sold them.  Any  capital  gain is subject to capital gains tax.

Returns of Capital  Can Occur.  In certain  cases,  distributions  made by the Fund may be  considered  a  non-taxable return of capital to shareholders.  If that occurs, it will be identified in notices to shareholders.

         This  information  is  only a  summary  of  certain  federal  personal  income  tax  information  about  your investment.  You  should  consult  with  your tax  advisor  about  the  effect  of an  investment  in the Fund on your particular tax situation.

Financial Highlights

The Financial  Highlights  Table is presented to help you understand the Fund's  financial  performance for the past 5 fiscal years.  Certain information  reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor  would have earned (or lost) on an investment in the Fund  (assuming  reinvestment of all dividends and  distributions).  The information for fiscal year 2000 and 2001 has been audited by KPMG LLP, the
Fund's independent auditors,  whose report, along with the Fund's financial  statements,  is included in the Statement of Additional  Information,  which is available on request.  Another  accounting  firm audited the information for the fiscal years prior to 2000.

FINANCIAL HIGHLIGHTS

Class A      Year Ended November 30,              2001       2000       1999       1998        1997
===================================================================================================

Per Share Operating Data

Net asset value, beginning of period            $17.93     $22.05     $19.37     $18.50      $16.48
-----------------------------------------------------------------------------------------------------
Income (loss)from investment operations:
Net investment income (loss)                       .02        .10       (.02)       .03         .03
Net realized and unrealized gain (loss)          (1.62)       .24       3.90       1.63        2.55
                                                -----------------------------------------------------
Total income (loss)from
investment operations                            (1.60)       .34       3.88       1.66        2.58
-----------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                 -       (.22)         -       (.03)       (.01)
Dividends in excess of net investment income         -          -       (.09)         -           -
Distributions from net realized gain             (1.57)     (4.24)     (1.11)      (.76)       (.55)
                                                -----------------------------------------------------
Total dividends and/or distributions
to shareholders                                  (1.57)     (4.46)     (1.20)      (.79)       (.56)
-----------------------------------------------------------------------------------------------------
Net asset value, end of period                  $14.76     $17.93     $22.05     $19.37      $18.50
                                                =====================================================

=====================================================================================================
Total Return, at Net Asset Value(1)             (10.04)%     1.47%     21.64%      9.38%      16.24%

=====================================================================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)      $238,882   $285,836   $346,067   $295,596    $267,636
-----------------------------------------------------------------------------------------------------
Average net assets (in thousands)             $269,338   $325,539   $318,701   $291,554    $233,020
-----------------------------------------------------------------------------------------------------
Ratios to average net assets:(2)
Net investment income (loss)                      0.12%      0.47%     (0.11)%     0.09%       0.17%
Expenses                                          1.71%      1.70%      1.75%      1.76%(3)    1.73%(3)
-----------------------------------------------------------------------------------------------------
Portfolio turnover rate                             71%       104%        78%        59%         32%

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

                 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

FINANCIAL HIGHLIGHTS  Continued

Class B      Year Ended November 30,               2001       2000       1999       1998       1997
=====================================================================================================

Per Share Operating Data

Net asset value, beginning of period             $17.38     $21.50     $18.92     $18.14     $16.25
-----------------------------------------------------------------------------------------------------
Income (loss)from investment operations:
Net investment loss                                (.08)      (.02)      (.13)      (.06)      (.04)
Net realized and unrealized gain (loss)           (1.55)       .25       3.82       1.60       2.48
                                                -----------------------------------------------------
Total income (loss)from
investment operations                             (1.63)       .23       3.69       1.54       2.44
-----------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                  -       (.11)         -          -          -
Dividends in excess of net investment income          -          -          -(1)       -          -
Distributions from net realized gain              (1.57)     (4.24)     (1.11)      (.76)      (.55)
                                                -----------------------------------------------------
Total dividends and/or distributions
to shareholders                                   (1.57)     (4.35)     (1.11)      (.76)      (.55)
-----------------------------------------------------------------------------------------------------
Net asset value, end of period                   $14.18     $17.38     $21.50     $18.92     $18.14
                                                =====================================================

=====================================================================================================
Total Return, at Net Asset Value(2)              (10.57)%     0.91%     21.05%      8.89%     15.61%

=====================================================================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)        $93,590   $114,765   $143,632   $129,071    $98,457
-----------------------------------------------------------------------------------------------------
Average net assets (in thousands)              $105,464   $128,686   $134,690   $118,617    $67,317
-----------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment loss                               (0.48)%    (0.09)%    (0.61)%    (0.41)%    (0.34)%
Expenses                                           2.31%      2.24%      2.25%      2.27%(4)   2.24%(4)
-----------------------------------------------------------------------------------------------------
Portfolio turnover rate                              71%       104%        78%        59%        32%

1. Less than $0.005 per share.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

                 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

Class C      Year Ended November 30,               2001       2000       1999       1998       1997
=====================================================================================================
Per Share Operating Data

Net asset value, beginning of period             $17.33     $21.46     $18.89     $18.11     $16.22
-----------------------------------------------------------------------------------------------------
Income (loss)from investment operations:
Net investment loss                                (.07)      (.02)      (.12)      (.06)      (.03)
Net realized and unrealized gain (loss)           (1.55)       .25       3.80       1.60       2.47
                                                -----------------------------------------------------
Total income (loss)from
investment operations                             (1.62)       .23       3.68       1.54       2.44
-----------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                  -       (.12)         -          -          -
Dividends in excess of net investment income          -          -          -(1)       -          -
Distributions from net realized gain              (1.57)     (4.24)     (1.11)      (.76)      (.55)
                                                -----------------------------------------------------
Total dividends and/or distributions
to shareholders                                   (1.57)     (4.36)     (1.11)      (.76)      (.55)
-----------------------------------------------------------------------------------------------------
Net asset value, end of period                   $14.14     $17.33     $21.46     $18.89     $18.11
                                                =====================================================
=====================================================================================================
Total Return, at Net Asset Value(2)              (10.54)%     0.91%     21.02%      8.90%     15.64%

=====================================================================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)        $39,429    $45,179    $57,925    $51,060    $38,769
-----------------------------------------------------------------------------------------------------
Average net assets (in thousands)               $42,552    $51,539    $52,348    $47,322    $26,735
-----------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment loss                               (0.48)%    (0.10)%    (0.61)%    (0.41)%    (0.34)%
Expenses                                           2.31%      2.24%      2.25%      2.27%(4)   2.24%(4)
-----------------------------------------------------------------------------------------------------
Portfolio turnover rate                              71%       104%        78%        59%        32%

1. Less than $0.005 per share.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

                 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

FINANCIAL HIGHLIGHTS  Continued

                                                       Period Ended
Class N                                        November 30, 2001(1)
======================================================================

Per Share Operating Data

Net asset value, beginning of period                         $16.58
----------------------------------------------------------------------
Income (loss)from investment operations:
Net investment income                                             -(2)
Net realized and unrealized gain (loss)                       (1.82)
                                                             ---------
Total income (loss)from investment operations                 (1.82)
----------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                              -
Dividends in excess of net investment income                      -
Distributions from net realized gain                              -
                                                             ---------
Total dividends and/or distributions to shareholders              -
----------------------------------------------------------------------
Net asset value, end of period                               $14.76
                                                             =========

======================================================================
Total Return at Net Asset Value(3)                           (10.98)%

======================================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)                       $522
----------------------------------------------------------------------
Average net assets (in thousands)                              $275
----------------------------------------------------------------------
Ratios to average net assets:(4)
Net investment loss                                           (0.05)%
Expenses                                                       1.81%
----------------------------------------------------------------------
Portfolio turnover rate                                          71%

1. For the period from March 1, 2001 (inception of offering)to November 30,
2001.
2. Less than $0.005 per share.
3. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
4. Annualized for periods of less than one full year.

                 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

INFORMATION AND SERVICES

For More Information On Oppenheimer Quest Global Value Fund, Inc.:

The following additional information about the Fund is available without charge upon request:

STATEMENT OF ADDITIONAL  INFORMATION.  This  document  includes  additional  information  about the Fund's  investment policies,  risks,  and operations.  It is  incorporated  by reference into this Prospectus  (which means it is legally part of this Prospectus).

ANNUAL  AND  SEMI-ANNUAL  REPORTS.  Additional  information  about the Fund's  investments  and  performance  is available  in the  Fund's  Annual  and  Semi-Annual  Reports  to  shareholders.  The  Annual  Report  includes a discussion of market conditions and investment  strategies that  significantly  affected the Fund's  performance during its last fiscal year.

How to Get More Information

You can request the Statement of Additional  Information,  the Annual and Semi-Annual  Reports,  the notice explaining the Fund's privacy policy and other information about the Fund or your account:

------------------------------------------------------------ ---------------------------------------------------------
By Telephone:                                                Call      OppenheimerFunds      Services      toll-free:
                                                             1.800.525.7048
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
By Mail:                                                     Write to:
                                                             OppenheimerFunds Services
                                                             P.O. Box 5270
                                                             Denver, Colorado 80217-5270
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
On the Internet:                                             You can send us a request by e-mail or read or  download
                                                             documents    on   the    OppenheimerFunds    web   site:
                                                             HTTP://WWW.OPPENHEIMERFUNDS.COM
                                                             -------------------------------
------------------------------------------------------------ ---------------------------------------------------------

Information  about the Fund including the Statement of Additional  Information can be reviewed and copied at the SEC's
Public  Reference Room in Washington,  D.C.  Information on the operation of the Public Reference Room may be obtained by  calling  the SEC at  1.202.942.8090,  Reports  and other  information  about the Fund are  available  on the EDGAR database on the SEC's Internet  website at  www.sec.gov.  Copies may be obtained after payment of a duplicating fee by electronic  request at the SEC's  e-mail  address:  PUBLICINFO@SEC.GOV  or by writing  to the SEC's  Public  Reference
                                                    ------------------
Section, Washington, D.C. 20549-0102.

No one has been authorized to provide any information  about the Fund or to make any  representations  about the
Fund other than what is  contained in this  Prospectus.  This  Prospectus  is not an offer to sell shares of the
Fund,  nor a  solicitation  of an  offer  to buy  shares  of the  Fund,  to any  person  in any  state  or other jurisdiction where it is unlawful to make such an offer.

The Fund's shares are distributed by:
OppenheimerFunds Distributor, Inc.

The Fund's SEC File No. is 811-06105
PR0254.001.0202  Printed on recycled paper.

                           Appendix to Prospectus of
                   Oppenheimer Quest Global Value Fund, Inc.

         Graphic Material  included in the Prospectus of Oppenheimer  Quest Global Value Fund, Inc. (the "Fund") under the heading "Annual Total Returns (Class A) (as of 12/31 each year)":

         A bar chart  will be  included  in the  Prospectus  of the Fund  depicting  the  annual  total  returns  of a hypothetical  investment in Class A shares of the Fund since inception (6/30/90) without deducting sales charges.  Set forth below are the relevant data points that will appear on the bar chart.

------------------------------------------ ----------------------------------------
           Calendar Year Ended                      Annual Total Returns
------------------------------------------ ----------------------------------------
------------------------------------------ ----------------------------------------

                12/31/01                                   -14.06%

------------------------------------------ ----------------------------------------
------------------------------------------ ----------------------------------------
                12/31/00                                    2.21%
------------------------------------------ ----------------------------------------
------------------------------------------ ----------------------------------------
                12/31/99                                   24.99%
------------------------------------------ ----------------------------------------
------------------------------------------ ----------------------------------------
                12/31/98                                   12.31%
------------------------------------------ ----------------------------------------
------------------------------------------ ----------------------------------------
                12/31/97                                   14.61%
------------------------------------------ ----------------------------------------
------------------------------------------ ----------------------------------------
                12/31/96                                   16.29%
------------------------------------------ ----------------------------------------
------------------------------------------ ----------------------------------------
                12/31/95                                   20.75%
------------------------------------------ ----------------------------------------
------------------------------------------ ----------------------------------------
                12/31/94                                    3.41%
------------------------------------------ ----------------------------------------
------------------------------------------ ----------------------------------------
                12/31/93                                   25.42%
------------------------------------------ ----------------------------------------
------------------------------------------ ----------------------------------------
                12/31/92                                    1.79%
------------------------------------------ ----------------------------------------